UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2015

SITO Mobile, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-53744	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Town Square Place, Suite 204

Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 275-0555

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (“Form 8-K/A”) amends the Current Report on Form 8-K filed by SITO Mobile, Ltd. (the “Company”) with the Securities and Exchange Commission (“SEC”) on July 13, 2015 (“Original Form 8-K”). The Original Form 8-K reported under Item 1.01 that the Company entered into an Asset Purchase Agreement, dated July 8, 2015 (the “Agreement”), pursuant to which Buyer agreed to acquire assets of Hipcricket, Inc.’s mobile advertising business. The Company agreed to pay Hipcricket, Inc. (“Hipcricket”) $1,300,000 in cash, 620,560 shares (taking into account the Company’s reverse stock split) of the Company’s common stock (the “Shares”), at an agreed-upon valuation of $2,400,000 and register such shares with the SEC on Form S-1. On September 16, 2015, the SEC declared the Registration Statement on Form S-1 effective, completing the purchase of the assets from Hipcricket.

The description of the Purchase Agreement found in this Form 8-K/A is not intended to be complete and is qualified in its entirety by reference to the agreements attached to the Original Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 16, 2015, pursuant to the terms of the Agreement, the Company fulfilled its obligations and completed the purchase of certain assets used in Hipcricket’s mobile advertising business.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Asset Purchase Agreement dated as of July 8, 2015 by and among SITO Mobile, Ltd., SITO Mobile Solutions, Inc., Hipcricket, Inc. and solely for purposes of Section 10.10, ESW Capital LLC (Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K, filed July 13, 2015).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITO Mobile, Ltd.

Date: September 22, 2015	By:	/s/ Kurt Streams
	Name:	Kurt Streams
	Title:	Chief Financial Officer

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